As filed with the Securities and Exchange Commission on July 6,
1995
                                             Registration No. 33-



                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        LOGIC DEVICES INCORPORATED
          (Exact Name of Registrant As Specified In Its Charter)

        California                                       94-2893789
(State of Incorporation)                              (I.R.S. Employer
                                                       Identification
                                                           Number)

                          628 East Evelyn Avenue
                       Sunnyvale, California  94086
                              (408) 737-3300
          (Address, including zip code, and telephone, including
          area code, of registrant's principal executive office)


                        Logic Devices Incorporated
                       Employee Stock Ownership Plan
                         (Full title of the Plan)


                              William J. Volz
                                 President
                        Logic Devices Incorporated
                          628 East Evelyn Avenue
                        Sunnyvale, California 94086
                              (408) 737-3300
                  (Name, address, including zip code, and
                  telephone number, including area code,
                           of agent for service)

                              With a copy to:

                           David R. Selmer, Esq.
                 Barack, Ferrazzano, Kirschbaum & Perlman
                        333 West Wacker, Suite 2700
                         Chicago, Illinois  60606
                              (312) 984-3100


                      CALCULATION OF REGISTRATION FEE

Title of Each Class of
Securities to Be Registered.......................    Common
Stock, no par value

Amount To Be Registered...........................    226,770 (1)

Proposed Maximum Offering Price Per Share.........    $4.41 (2)

Proposed Maximum Aggregate Offering Price........     $1,000,000

Amount of Registration Fee.......................     $345.00

(1) Represents shares of Common Stock to be distributed pursuant to the Company's Employee Stock Ownership Plan.

(2) Calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Logic Devices Incorporated Employee Stock Ownership Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

           The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, including Amendment No. 1 to the Form 10-K filed on April 26, 1995, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 and the description of the Company's Common Stock contained in the registration statement on Form 8-A dated September 15, 1988, including any amendments or reports filed for the purpose of updating such description, are incorporated by reference into this registration statement. Any documents filed by the Company subsequent to the filing of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities

           Not Applicable.

Item 5.    Interests of Named Experts and Counsel

           Not Applicable.

Item 6.    Indemnification of Directors and Officers

           The Registrant's Articles of Incorporation and Bylaws require the Registrant to indemnify officers and directors of the Registrant to the full extent permitted by Section 317 of the California General Corporation Law. Section 317 of the California General Corporation law makes provisions for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including) reimbursement of expenses incurred) arising under the Securities Act.

Item 7.    Exemption from Registration Claimed

           Not Applicable.

Item 8.    Exhibits

           Exhibit
           Number     Description

           4.1 Form of certificate for shares of the Company's Common Stock (incorporated by reference to Exhibit 1.1 of Amendment No. 1 on Form 8, dated September 15, 1988, to the Company's
                 Form 8-A, dated October 4, 1988, SEC File No. (0-17187)

           5.1*  Opinion of Barack, Ferrazzano, Kirschbaum & Perlman

           23.1* Consent of Meredith Cardozo

           23.2 Consent of Barack, Ferrazzano, Kirschbaum & Perlman (included in Exhibit 5.1)

           99.1* Logic Devices Incorporated Employee Stock Ownership Plan
           _________________________
           *Filed herewith.

Item 9.     Undertakings

       (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The Company has submitted the Plan, as amended, to the Internal Revenue Service ("IRS") for a determination letter that the Plan is qualified pursuant to Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and will make all changes required by the IRS in order to qualify the Plan under the Code.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on July 6, 1995.

                                   LOGIC DEVICES INCORPORATED


                                   By:/s/ WILLIAM J. VOLZ


                                          William J. Volz
                                          President and Director


                                   By:/s/ TODD J. ASHFORD


                                          Todd J. Ashford
                                          Chief Financial Officer


                              POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints William J. Volz and Todd J. Ashford, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities indicated on the dates indicated below on July 6, 1995.

Signature                     Title

/s/ HOWARD L. FARKAS          Chairman of the Board
Howard L. Farkas


/s/ BURTON W. KANTER          Director
Burton W. Kanter


/s/ ALBERT MORRISON, JR.      Director
Albert Morrison, Jr.


/s/ WILLIAM J. VOLZ           President and Director

William J. Volz               (Principal Executive Officer)


/s/ TODD J. ASHFORD           Chief Financial Officer (Principal
Todd J. Ashford               Financial and Accounting Officer)

                                EXHIBIT INDEX



                                                                 Sequentially
Exhibit                                                            Numbered
Number  Description                                                  Page


4.1 Form of certificate for shares of the Company's Common Stock (incorporated by reference to Exhibit 1.1 of the Amendment No. 1 on Form 8 to Application or Report Filed Pursuant to Section 12, 13 or 15(d) of the Exchange Act, dated October 4, 1988, SEC File No. 0-17187)

5.1     Opinion of Barack, Ferrazzano, Kirschbaum & Perlman            8

23.1    Consent of Meredith Cardozo                                   10

23.2    Consent of Barack, Ferrazzano, Kirschbaum & Perlman
        (included in Exhibit 5.1)

99.1    Logic Devices Incorporated Employee Stock Ownership Plan     (P)

                             EXHIBIT 5.1

                 BARACK, FERRAZZANO, KIRSCHBAUM & PERLMAN
                     333 WEST WACKER DRIVE, SUITE 2700
                         CHICAGO, ILLINOIS  60606
                        TELEPHONE:  (312) 984-3100
                           FAX:  (312) 984-3150

                               July 6, 1995

Logic Devices Incorporated
628 East Evelyn Avenue
Sunnyvale, California  94086

Ladies and Gentlemen:

     We have acted as counsel to Logic Devices Incorporated (the "Corporation") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed on or about July 6, 1995, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 226,770 shares (the "Securities") of common stock, no par value, of the Corporation which are held by the Logic Devices Incorporated Employee Stock Ownership Plan (the "Plan").

     We have examined the Plan and the originals or photostatic or certified copies of such records of the Corporation, including its Restated Articles of Incorporation and bylaws, certificates of officers of the Corporation and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies. We have also made inquiries of officers and employees of the Corporation and of such others as deemed necessary for purposes of this opinion.

     While we have reviewed the California General Corporation Law, we call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the following opinions, we assume such statute will be construed and interpreted in a fashion comparable to that of the Illinois Business Corporation Act.

     Based upon such examination and inquiries and subject to the assumptions stated, we are of the opinion that the Securities are legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                         Very truly yours,


                         BARACK, FERRAZZANO, KIRSCHBAUM & PERLMAN

                              EXHIBIT 23.1

Meredith Cardozo
Certifies Public Accountants


Independent Auditors' Consent


We Consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the SEC by Logic Devices Incorporated (the "Company") on July 6, 1995, of our report, dated February 15, 1995, relating to the consolidated balance sheets of the Company as of December 31, 1994 and 1993, and the related consolidated statements of income, shareholders' equity and cash flows and related schedules for each of the year in the three-year period ended December 31, 1994, which report appears in the December 31, 1994, Annual Report on Form 10-K of the Company.


Meredith Cardozo
San Jose, California
July 6, 1995